ZAP President Resigns

SEBASTOPOL, Calif.--(BUSINESS WIRE)--January 10, 2001--California electric vehicle manufacturer ZAPWORLD.COM (NASDAQ/SC:ZAPP) announced today that John R. Dabels has resigned as President and as a member of the Board of ZAPWORLD.COM.

In a letter to the Board, Dabels noted that he wished to explore an area in which he has had a lifetime of experience, the four wheel vehicular business and that he also wished to spend more time with his family as his home is in Charlotte, North Carolina. ZAPWORLD.COM is located in Northern California.